Exhibit (a)(1)(I)(iii)
FORM OF STOCK OPTION AGREEMENT UNDER SUPERIOR INDUSTRIES
INTERNATIONAL, INC.’S 2003 STOCK OPTION PLAN
INCENTIVE STOCK OPTION AGREEMENT
THIS INCENTIVE STOCK OPTION AGREEMENT, (hereinafter “ISO Agreement”) entered into as of the effective date hereinafter provided, by and between SUPERIOR INDUSTRIES INTERNATIONAL, INC., (the “Company”) and «FIRST» «LAST» (“Optionee”) at Van Nuys, California, and is based upon the following facts and circumstances:
     (1) Pursuant to that certain 2003 Equity Incentive Plan of the Company adopted by the Board of Directors and approved by the shareholders of the Company on May 9, 2003, the Company has been authorized to grant to Optionee an incentive stock option to purchase all or any part of «AMOUNT» shares of common stock of the Company, which shares have been authorized for issuance but have heretofore been unissued or have been reacquired as treasury shares of the Company, for cash at the price of $           per share, such option to be exercisable for the term and upon the terms and conditions hereinafter stated.
     (2) In granting said option to Optionee, Company recognizes that Optionee is a valuable and trusted employee of the Company, and that the Company considers it desirable and in its best interests that Optionee be given an inducement to acquire a further proprietary interest in the Company, and an added incentive to advance the pecuniary interest of the Company by possessing an option to purchase the aforesaid common shares of stock in accordance with such 2003 Equity Incentive Plan.
     NOW, THEREFORE, in consideration of the premises heretofore stated, it is agreed by and between the parties as follows:
12. Grant of Option
     The Company hereby grants to Optionee the rights, privilege, and option to purchase «AMOUNT» shares of its common stock at the purchase price of $            per share, in the manner and subject to the conditions hereinafter provided.
13. Time of Exercise of Option
     No shares under this agreement shall become exercisable prior to                     , 200_.
     (a) The number of shares first becoming exercisable on                     , 200___shall be determined by multiplying the number of shares indicated in 1. above by 1/4.
     (b) The number of shares first becoming exercisable on                     , 200___shall be determined by multiplying the number of shares indicated in 1. above by 1/4.
     (c) The number of shares first becoming exercisable on                     , 200___shall be determined by multiplying the number of shares indicated in 1. above by 1/4.

     (d) The number of shares first becoming exercisable on ___, 200___shall be determined by multiplying the number of shares indicated in 1. above by 1/4.
Once becoming exercisable per 2(a), (b), (c), and (d), above, shares will be available for exercise thereafter until the termination of such option as provided in Paragraph 4 hereof.
14. Methods of Exercise
     The option herein granted shall be exercised by written notice to Mr. Daniel L. Levine, Corporate Secretary, at the Company’s principal place of business, accompanied by cash, or cash equivalent, in payment of the option price for the number of shares specified in such written notice. The Company shall make immediate delivery of such shares to Optionee, provided that if any law or regulation requires the Company to take any action with respect to the shares specified in such written notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.
15. Termination of Option
     Except as herein otherwise stated, the option herein granted, to the extent vested and not theretofore exercised as of the date Optionee’s employment with the Company is terminated, shall terminate on the first to occur of the following dates:
     (a) The expiration of one (1) month after the date on which Optionee’s employment with the Company is terminated, provided, however, that termination is not be reason of death;
     (b) In the event of Optionee’s death while in the employ of the Company or during the one-month period referred to in (a) above, his executors or administrators may exercise, within one (1) year following the date of such death, the option as to any of the shares subject thereto which have not previously been exercised by Optionee during his lifetime; or
     (c)                     , 200___being the expiration of ten (10) years from the date of grant of this option.
16. Representation of Optionee
     In the event Optionee exercises his right to purchase any or all of the shares subject to the incentive stock option pursuant to written notice as provided in Paragraph 3 thereof, such written notice shall provide the further written representation and warranty of Optionee that, if Optionee exercises such option in whole or in a part at a time when there is not in effect under the Securities Act of 1933 a registration statement relating to the shares issuable upon exercise of such option (and available for delivery a prospectus meeting the requirements of Section 10(a)(3) of said Act), Optionee will acquire such shares upon such exercise for the purpose of investment and not with a view towards their resale or distribution, and that upon such exercise, Optionee will furnish to Company a written statement to such effect, satisfactory to the Company in form and substance. Any person or persons entitled to exercise such option under the provisions of the Agreement shall, upon each exercise of the option at such time, furnish to the Company a written statement to the same effect, satisfactory to the Company in form and substance.

17. Reclassification, Consolidation or Merger
     If and to the extent that a number of issued shares of common stock of the Company shall be increased or reduced by change in par value, split-up, reclassification, distribution of a dividend payable in stock or the like, the number of shares subject to the incentive stock option, and the option price per share, shall be proportionately adjusted. If the Company is reorganized, consolidated or merged with another Corporation, Optionee shall be entitled to receive options covering shares of such reorganized, consolidated or merged corporation in the same proportion, at an equivalent price, and subject to the same conditions. For purposes of the preceding sentence, the excess of the aggregate fair market value of the shares subject to the option immediately after the reorganization, consolidation or merger over the aggregate option price of such shares and the new option or assumption of the old option shall not give Optionee additional benefits which Optionee did not maintain under the old option, or deprive Optionee of benefits which he maintained under such old option.
18. Rights Prior to Exercise of Option
     This option is nontransferable by Optionee, except in the event of Optionee’s death as provided in Paragraph 4(b) as hereinabove stated and, during Optionee’s lifetime, is exercisable only by Optionee. Optionee shall have no rights as a stockholder with respect to the option shares until payment of the option price in full and delivery to Optionee of such shares as herein provided. No adjustment shall be made with respect to such shares for which the record date is prior to the date such shares are issued to Optionee.
19. Terms of Stock Option Plan to Control
     To the extent that any of the terms and conditions of this ISO Agreement are inconsistent with the terms or conditions of the Company’s 2003 Equity Incentive Plan, the terms and conditions of the 2003 Equity Incentive Plan shall control. Further, all amendments to the 2003 Equity Incentive Plan adopted after the date of this ISO Agreement, to the extent such amendments do not adversely effect Optionee, are hereby incorporated by this reference and shall be deemed part of the terms and conditions of this ISO Agreement.
20. Binding Effect
     This ISO Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.
21. Captions
     The captions and headings used in this ISO Agreement are provided for convenience purposes only and shall not limit, define or interpret the provisions of same.
22. Counterparts and Several Execution
     This ISO Agreement may be executed in counterparts, which counterparts, taken together and regardless of the date of execution of same, shall constitute but one agreement, as if originally so drawn. For this purpose, the date executed by the Company shall be deemed to be the effective date of this ISO Agreement.
     IN WITNESS WHEREOF, the parties hereto have executed this ISO Agreement as of the date executed by the Company herein below.

“COMPANY” SUPERIOR INDUSTRIES INTERNATIONAL, INC.
Date:	By:

“OPTIONEE”
By:
Date:	«FIRST» «LAST»